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                                                               EXHIBIT (a)(3)(v)

                                   GC EXPRESS


           A Communication for Generations of Experience Club Members


                                 XXXXX XX, 200X


         ANNOUNCING....

                          SENIOR LOAN FUND TENDER OFFER

The tender period for the Van Kampen Senior Loan Fund commenced on Friday, December 17, 2004 and WILL CONCLUDE ON FRIDAY, JANUARY 21, 2005. All Letters of Transmittal, and additional documentation if required, MUST be received by Van Kampen Investor Services by FRIDAY, JANUARY 21, 2005, midnight Eastern Time.

FOR FURTHER INFORMATION, PLEASE CONTACT YOUR GENERATIONS SERVICE CONSULTANT.

 THIS MATERIAL IS PREPARED FOR INTERNAL OR FINANCIAL PROFESSIONAL USE ONLY. It may not be reproduced or shown to members of the public or used in written form as sales literature; any such use would be in violation of the NASD Conduct Rules. Please provide your clients with a current prospectus, which contains a detailed discussion of risk considerations, ongoing fees and expenses. Encourage them to read it carefully before they invest or send money.

                                                            Van Kampen Funds Inc
                                                                1 Parkview Plaza
                                                Oakbrook Terrace, Illinois 60181


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    Copyright(C)2004 Van Kampen Funds Inc. All rights reserved. Member NASD/SIPC